UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): May 4, 2022 (May 3, 2022)

Allena Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

DELAWARE	001-38268	45-2729920
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Newton Executive Park, Suite 202 Newton, Massachusetts	02462
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (617) 467-4577

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	ALNA	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On May 3, 2022, Allena Pharmaceuticals, Inc., a Delaware corporation (the “Company”), entered into a Securities Purchase Agreement (the “Purchase Agreement”) with the investor named therein (the “Purchaser”), pursuant to which the Company agreed to issue, in a registered direct offering (the “Offering”), an aggregate of 2,872.1376 shares of Preferred Stock (split evenly among the Series D Convertible Preferred Stock, par value $0.001 per share (“Series D Preferred Stock”), and Series E Convertible Preferred Stock, par value $0.001 per share (“Series E Preferred Stock” and together with the Series D Preferred Stock, the “Preferred Stock”)). The shares of Preferred Stock have a stated value of $1,000 per share and are convertible, following the date of the issuance thereof, into an aggregate of 8,975,430 shares of common stock of the Company upon the conversion of the Series D Preferred Stock and into an aggregate of 8,975,430 shares of common stock of the Company upon the conversion of the Series E Preferred Stock, in each case, at a conversion price of $0.16 per share (the “Offering Price”).

The Preferred Stock described above and the underlying shares of Common Stock were offered pursuant to a “shelf” registration statement on Form S-3 (Registration No. 333-255837) (the “Registration Statement”), which was declared effective by the Securities and Exchange Commission on May 12, 2021.

In a concurrent private placement, the Company also agreed to issue to such investor unregistered warrants (the “Common Warrants”) to purchase up to an aggregate of 22,438,575 shares of the Company’s common stock, at an exercise price of $0.1694 per share. The Common Warrants will become exercisable six months after the date of issuance, and will have a term of five years from the initial exercise date.

The Purchase Agreement contained customary representations and warranties and agreements of the Company and the Purchaser and customary indemnification rights and obligations of the parties. The offering is expected to close on May 4, 2022.

In connection with the Offering and in accordance with the Purchase Agreement, the Company plans to call a special meeting (the “Special Meeting”) of stockholders to seek shareholder approval for the Reverse Split Amendment (as defined below). The Purchaser has agreed in the Purchase Agreement to vote the shares of Series D Preferred Stock purchased in the Offering in favor of the Reverse Split Amendment and to vote the shares of Series E Preferred Stock purchased in the Offering on the Reverse Split Amendment, in the manner and to the extent set forth in the certificate of designations for such Preferred Stock. A description of the terms of the Series D Preferred Stock and Series E Preferred Stock included under Item 5.03 of this Current Report is incorporated herein by reference.

As compensation to H.C. Wainwright & Co., LLC (the “Placement Agent”), as the exclusive placement agent in connection with the offering, the Company will pay the Placement Agent a cash fee of 7% of the aggregate gross proceeds raised in the Offering, plus a management fee equal to 1.0% of the gross proceeds raised in the offering and reimbursement of certain expenses and legal fees. The Company also will issue to designees of the Placement Agent in a concurrent private placement warrants to purchase up to 1,256,561 shares of Common Stock (the “Placement Agent Warrants”). The Placement Agent Warrants are exercisable for $0.20 per share (which is 125% of the Offering Price) and will be exercisable six months after the date of issuance and have a term of five years from the commencement of sales pursuant to the Offering.

The Company expects to receive net proceeds of approximately $2.3 million from the offering, after deducting the estimated offering expenses payable by the Company, including the Placement Agent fees. The Company intends to use the net proceeds from the offering for working capital purposes which may include repayment of debt.

The Purchase Agreement and the forms of Common Warrant and Placement Agent Warrant are attached as Exhibits 10.1, 4.1 and 4.2 hereto, respectively, and the description of the terms of the Purchase Agreement, the Common Warrants and Placement Agent Warrants are qualified in their entirety by reference to such exhibits.

A copy of the opinion of Goodwin Procter LLP relating to the legality of the issuance and sale of the securities in the Offering is attached as Exhibit 5.1 hereto.

Neither the disclosures on this Form 8-K nor the attached press releases shall constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Item 3.02 Unregistered Sales of Equity Securities.

The Company will issue the Common Warrants and Placement Agent Warrants pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), available under Section 4(a)(2) and/or Rule 506(b) of Regulation D promulgated thereunder. A description of the Common Warrants and Placement Agent Warrants under Item 1.01 of this Form 8-K is incorporated by reference herein. Forms of the Common Warrants and Placement Agent Warrants have been filed as exhibits to this Form 8-K and are incorporated by reference herein.

Item 3.03 Material Modifications to Rights of Security Holders.

The disclosure required by this Item and included in Item 5.03 of this Current Report is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

Series D Convertible Preferred Stock

On May 4, 2022, the Company intends to file a Certificate of Designation with the Secretary of State for the State of Delaware designating 1,436.0688 shares out of the authorized but unissued shares of its preferred stock as Series D Convertible Preferred Stock with a stated value of $1,000 per share. The following is a summary of the principal terms of the Series D Convertible Preferred Stock:

Dividends

The holders of Series D Convertible Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting Rights

The share of Series D Convertible Preferred Stock has no voting rights, except the right to vote, with the holders of Common Stock, as a single class, with each share of Series D Convertible Preferred Stock entitled to vote on an as-converted basis (whether or not such conversion shares are then convertible and disregarding any limitations on conversion) (however, in only this instance, the Series D Convertible Preferred Stock will be considered to convert at the Minimum Price (as defined in Nasdaq Listing Rule 5635(d)) immediately preceding the execution and delivery of the Purchase Agreement, or $0.1693 per share) on any resolution presented to stockholders for the purpose of obtaining approval of a proposed amendment to the Company’s Amended and Restated Certificate of Incorporation, as amended, to effect a reverse split of the outstanding shares of the Common Stock at a ratio to be determined (the “Reverse Split Amendment”) and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Split Amendment.

Otherwise, as long as any shares of Series D Convertible Preferred Stock are outstanding, the holders of the Series D Convertible Preferred Stock will be entitled to approve, by a majority vote of the then outstanding shares of Series D Convertible Preferred Stock if the Company seeks to (a) amend, alter or repeal adversely the powers, preferences or rights of the Series D Convertible Preferred Stock or alter or amend the Certificate of Designation governing the Series D Convertible Preferred Stock, (b) amend the Company’s Certificate of Incorporation or other charter documents in a manner adverse to rights, preferences or powers of the Series D Convertible Preferred Stock, (c) increase the number of authorized shares of Series D Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary (a “Liquidation”), the then holders of the Series D Convertible Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series D Convertible Preferred Stock were fully converted (disregarding for such purposes any conversion limitations) to common stock which amounts shall be paid pari passu with all holders of common stock.

Conversion

The Series D Convertible Preferred Stock is convertible into common stock at any time after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation governing the Series D Convertible Preferred Stock, is determined by dividing the stated value of the Series D Convertible Preferred Stock by $0.16 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation governing the Series D Convertible Preferred Stock for stock dividends and stock splits (including the Reverse Split Amendment). Upon conversion the shares of Series D Convertible Preferred Stock shall resume the status of authorized but unissued shares of preferred stock of the Company.

Optional Conversion

The Series D Convertible Preferred Stock can be converted at the option of the holder at any time and from time to time after the date of issuance.

Beneficial Ownership Limitation

The Series D Convertible Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series D Convertible Preferred Stock will, as holders of Series D Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Redemption

The shares of Series D Preferred Stock are not redeemable by the Company.

Trading Market

There is no established trading market for any of the Series D Convertible Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series D Convertible Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series D Convertible Preferred Stock will be limited.

Series E Convertible Preferred Stock

On May 4, 2022, the Company intends to file a Certificate of Designation with the Secretary of State for the State of Delaware designating 1,436.0688 shares out of the authorized but unissued shares of its preferred stock as Series E Convertible Preferred Stock with a stated value of $1,000 per share. The following is a summary of the principal terms of the Series E Convertible Preferred Stock:

Dividends

The holders of Series E Convertible Preferred Stock will be entitled to dividends, on an as-if converted basis, equal to and in the same form as dividends actually paid on shares of common stock, when and if actually paid.

Voting Rights

The Series E Convertible Preferred Stock has no voting rights, except the right to vote, with the holders of Common Stock, as a single class, with each share of Series E Convertible Preferred Stock entitled to 1,000,000 votes per share on any resolution presented to stockholders for the purpose of obtaining approval of the Reverse Split Amendment and any proposal to adjourn any meeting of stockholders called for the purpose of voting on the Reverse Split Amendment; provided, that in each case such votes must be counted by the Company in the same proportion as the aggregate shares of Common Stock and Series D Convertible Preferred Stock voted on the Reverse Split Amendment. As an example, if the holders of 50.5% of the outstanding Common Stock and Series D Convertible Preferred Stock voted at the meeting are voted in favor of a proposal for the Reverse Split Amendment, the Company can count 50.5% of the votes cast by the holders of the Series E Convertible Preferred Stock as votes in favor of the Reverse Split Amendment.

Otherwise, as long as any shares of Series E Convertible Preferred Stock are outstanding, the holders of the Series E Convertible Preferred Stock will be entitled to approve, by a majority vote of the then outstanding shares of Series E Convertible Preferred Stock if the Company seeks to (a) amend, alter or repeal adversely the powers, preferences or rights of the Series E Convertible Preferred Stock or alter or amend the Certificate of Designation governing the Series E Convertible Preferred Stock, (b) amend the Company’s Certificate of Incorporation or other charter documents in a manner adverse to rights, preferences or powers of the Series E Convertible Preferred Stock, (c) increase the number of authorized shares of Series E Convertible Preferred Stock, or (d) enter into any agreement with respect to any of the foregoing.

Liquidation

Upon any liquidation, dissolution or winding-up of the Company, whether voluntary or involuntary, or a Liquidation, the then holders of the Series E Convertible Preferred Stock shall be entitled to receive out of the assets, whether capital or surplus, of the Company the same amount that a holder of common stock would receive if the Series E Convertible Preferred Stock were fully converted (disregarding for such purposes any conversion limitations hereunder) to common stock which amounts shall be paid pari passu with all holders of common stock.

Conversion

The Series E Convertible Preferred Stock is convertible into common stock after the date of issuance. The conversion rate, subject to adjustment as set forth in the Certificate of Designation governing the Series E Convertible Preferred Stock, is determined by dividing the stated value of the Series E Convertible Preferred Stock by $0.16 (the “Conversion Price”). The Conversion Price can be adjusted as set forth in the Certificate of Designation governing the Series E Convertible Preferred Stock for stock dividends and stock splits (including the Reverse Split Amendment). Upon conversion the shares of Series E Convertible Preferred Stock shall resume the status of authorized but unissued shares of preferred stock of the Company.

Beneficial Ownership Limitation

The Series E Convertible Preferred Stock cannot be converted to common stock if the holder and its affiliates would beneficially own more than 4.99% (or 9.99% at the election of the holder) of the outstanding common stock.

However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon notice to us, provided that any increase in this limitation will not be effective until 61 days after such notice from the holder to us and such increase or decrease will apply only to the holder providing such notice.

Preemptive Rights

No holders of Series E Convertible Preferred Stock will, as holders of Series E Convertible Preferred Stock, have any preemptive rights to purchase or subscribe for our common stock or any of our other securities.

Redemption

The shares of Series E Preferred Stock are not redeemable by the Company.

Trading Market

There is no established trading market for any of the Series E Convertible Preferred Stock, and we do not expect a market to develop. We do not intend to apply for a listing for any of the Series E Convertible Preferred Stock on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Series E Convertible Preferred Stock will be limited.

The summaries above only purport to be a summary of the principal terms of the Series D Convertible Preferred Stock and Series E Convertible Preferred Stock. The filed Certificates of Designation for each series of preferred stock are filed as exhibits to this Form 8-K and are incorporated by reference herein.

Amendment No. 1 to Bylaws

On May 3, 2022, the Company amended its bylaws (as amended and restated, the “Bylaws”), to among other things, change the requirements for a quorum to the holders of one third in voting power of the outstanding shares of capital stock entitled to vote at the meeting. Before this change, a quorum constituted a majority of the shares entitled to vote.

This summary is qualified in its entirety by reference to the text of the Amendment No. 1 to the Amended and Restated By-Laws of the Company, which are attached as Exhibit 3.3 hereto, and are incorporated herein by reference.

Item 8.01 Other Events

Offering Announcement

On May 4, 2022, the Company issued a press release announcing the offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report and incorporated herein by reference.

Suspension of ATM

On May 3, 2022, the Company delivered written notice to B. Riley Securities, Inc. (“Agent”) that it was suspending and terminating the prospectus supplement (the “ATM Prospectus”) related to the Company’s Common Stock, par value $0.001 per share, issuable pursuant to the terms of that certain At Market Issuance Sales Agreement, dated December 23, 2021 (the “Sales Agreement”), by and between the Company and the Agent. The Company will not make any sales of its securities pursuant to the Sales Agreement, unless and until a new prospectus supplement or a new registration statement is filed. Other than the termination of the ATM Prospectus, the Sales Agreement remains in full force and effect.

Record Date for Special Meeting

The Company has declared a record date of the close of business on May 4, 2022 for a special meeting of stockholders for the approval of a proposal to effect a reverse split of its common stock (the “Proposal”). The Series D Convertible Preferred has voting rights on the Proposal equal to the number of shares of common stock into which the Series D Convertible Preferred is convertible at the Minimum Price, or $0.1693 per share, per Nasdaq voting requirements. The Series E Convertible Preferred has voting rights on the Proposal equal to 1,000,000 votes per share of Series E Convertible Preferred, provided that, in accordance with Nasdaq listing rules, any votes cast by the Series E Convertible Preferred with respect to the Proposal must be counted by the Company in the same proportion as the shares of common stock and Series D Convertible Preferred Stock voted on the Proposal. The shares of the Series D and Series E convertible preferred stock are convertible at the option of the holder at any time following the date of issuance.

Item 9.01 Financial Statement and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of Preferences, Rights and Limitations of Series D Convertible Preferred Stock

3.2	Certificate of Designation of Preferences, Rights and Limitations of Series E Convertible Preferred Stock

3.3	Amendment No. 1 to Amended and Restated By-Laws of Allena Pharmaceuticals, Inc.

4.1	Form of Common Warrant

4.2	Form of Placement Agent Warrant

5.1	Opinion of Goodwin Procter, LLP

10.1	Form of Securities Purchase Agreement, dated May 3, 2022, by and between Allena Pharmaceuticals, Inc. and certain Purchaser

23.1	Consent of Goodwin Procter, LLP (contained in Exhibit 5.1).

99.1	Press Release, dated May 4, 2022

EXHIBIT 104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

Additional Information and Where to Find It

The Proposal described above will be submitted to the Company’s stockholders for their consideration. The Company intends to file a proxy statement (the “Proxy Statement”) that will be sent to all holders of record of the Company’s Common Stock and Preferred Stock in connection with the Reverse Split Amendment. This Form 8-K does not contain all the information that should be considered concerning the Reverse Split Amendment and is not intended to form the basis of any investment decision or any other decision in respect of the Reverse Split Amendment. The Company’s stockholders and other interested persons are advised to read, when available, the preliminary Proxy Statement and the amendments thereto and the definitive Proxy Statement and other documents filed in connection with the Reverse Split Amendment, as these materials will contain important information about the Company and the Reverse Split Amendment. When available, the definitive Proxy Statement and other relevant materials for the proposed Reverse Split Amendment will be mailed to stockholders of the Company as of the close of business on May 4, 2022. The Company’s stockholders will also be able to obtain copies of the preliminary Proxy Statement, the definitive Proxy Statement and other documents filed with the SEC, without charge, once available, at the SEC’s website at www.sec.gov, or by directing a request to the Company’s corporate secretary /o Allena Pharmaceuticals, Inc., One Newton Executive Park, Suite 202, Newton, MA 02462.

Appointment of Proxy Solicitor & Participants in Solicitation

We have engaged Saratoga Proxy Consulting LLC (“Saratoga”) to assist us with the solicitation of proxies in connection with the special meeting. We expect to pay Saratoga a fee of $25,000, plus reimbursement for certain expenses related to its services.

The Company and its directors and executive officers may also be deemed participants in the solicitation of proxies from the Company’s stockholders with respect to the special meeting. A list of the names of those directors and executive officers and a description of their interests in the Company is contained in the Company’s Annual Report for the year ended December 31, 2021 on Form 10-K, as amended, which was filed with the SEC and is available free of charge at the SEC’s web site at www.sec.gov. To the extent such holdings of the Company’s securities may have changed since that time, such changes have been or will be reflected on Statements of Change in Ownership on Form 4 filed with the SEC. Additional information regarding the interests of such participants will be contained in the Proxy Statement for the proposed Reverse Split Amendment when available.

Safe Harbor for Forward-Looking Statements

Certain statements contained in this communication may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical fact, are statements that could be deemed forward-looking statements, including statements containing the words “predicts,” “plans,” “expects,” “anticipates,” “believes,” “goal,” “target,” “estimate,” “potential,” “may,” “might,” “could,” “see,” “seek,” “forecast,” and similar words. Forward-looking statements are based on the Company’s current plans and expectations and involve risks and uncertainties which are, in many instances, beyond the Company’s control, and which could cause actual results to differ materially from those included in or contemplated or implied by the forward-looking statements. Such risks and uncertainties include, among others, the failure to obtain stockholder approval for the Reverse Split Amendment and the other risks, uncertainties and factors detailed in the Company’s filings with the SEC, including in the Company’s Annual Report for the year ended December 31, 2021 on Form 10-K, as amended, which was filed with the SEC. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. The Company is providing the information in this communication as of this date and assumes no obligations to update the information included in this communication or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 4, 2022	Allena Pharmaceuticals, Inc.

	By:	/s/ Richard Katz
Richard D. Katz, M.D.
Chief Financial Officer